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                                                                  Exhibit 23 (b)


                             ACCOUNTANTS' CONSENT


Board of Directors
Gold Banc Corporation, Inc.:

We consent to the use of our report on the consolidated financial statements of Gold Banc Corporation, Inc. as of and for the year ended December 31, 1995 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP


Kansas City, Missouri
October 29, 1996